Exhibit 99.1

NYSE American Symbol – UEC

Uranium Energy Corp Launches Wyoming Hub and Spoke Platform

with Filing of S-K 1300 Technical Report Summary

●	This filing marks the largest S-K 1300 uranium resource reported in the United States combining the acquired Uranium One Americas, Inc.’s (“U1A”) assets with UEC’s Reno Creek Project.

●	The Irigaray Processing Plant is the Hub central to seven satellite projects across the Powder River Basin and Great Divide Basin, four of which are fully permitted, including Reno Creek.

●	Total Measured and Indicated Resources disclosed across the assets are 61,956,200 lbs. with 56,858 tons grading 0.069% U3O8.

●	Total Inferred Resources disclosed across the assets are 7,105,700 lbs. with 5,613 tons grading 0.064% U3O8.

●

Significant potential for resource expansion with over 100,000 acres and historic resources in Wyoming, which is the most productive in-situ recovery (“ISR”) uranium mining region in the western hemisphere.

Corpus Christi, TX, April 5, 2022 - Uranium Energy Corp (NYSE American: UEC; “UEC” or the “Company”) is pleased to announce that it has filed a Technical Report Summary (“TRS”) on EDGAR, disclosing mineral resources for the Company’s Wyoming ISR Hub and Spoke Project (the “Project”).

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●

S-K 1300 was adopted by the SEC to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards; and

●	The mineral resource estimates set forth in this TRS have not previously been reported under the S-K 1300 format, except for the Reno Creek Project (See Company release dated February 9, 2022).

The TRS was prepared under S-K 1300 and was filed on April 4, 2022 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on April 4, 2022. The TRS was prepared on behalf of the Company by WWC Engineering, of Sheridan, Wyoming.

Amir Adnani, President and CEO stated: “We are very pleased with the conversion of U1A’s historical resources into fully compliant S-K 1300 resources. The compliant values further validate the Company’s U1A acquisition and provides important technical data that we will employ in implementing our Wyoming Hub and Spoke uranium extraction plans. The ~62M pounds of Measured and Indicated Resources and the ~7M pounds of Inferred Resources outlined in the TRS filing, represent the largest S-K 1300 resource summary completed and filed to date. These considerable permitted Wyoming resources coupled with our Texas permitted projects, positions UEC to lead the resurgence of U.S. uranium production. At a time of unprecedented geopolitical events and risks, fully permitted and low-cost ISR projects in the United States will be critical and should carry a premium moving forward.”

About the Wyoming Asset Hub and Spoke In-Situ Recovery Project

The Project consists of the Irigaray, Christensen Ranch, Moore Ranch, Reno Creek, Ludeman, Allemand-Ross, Barge and the Jab/West Jab project areas located in Johnson, Campbell, Converse and Sweetwater Counties, Wyoming. Irigaray and Christensen Ranch have collectively been referred to as the Willow Creek Project, with the Irigaray Central Processing Plant (“CPP”) as the processing plant for that project and with Christensen Ranch as a licensed and permitted satellite ion exchange plant. For the purposes of this TRS, the Irigaray and Christensen Ranch project areas and associated resources are referred to separately. The Irigaray CPP will serve as the ‘hub’ of the Project with the other project areas serving as satellite facilities, or the ‘spokes.’ The Irigaray, Christensen Ranch, Reno Creek, Moore Ranch, Allemand-Ross, Barge and Ludeman project areas are located in the Powder River Basin (“PRB”). The Jab/West Jab project area is located in the Great Divide Basin (“GDB”). The following map shows the Wyoming hub and spoke concept.

Christensen Ranch and Irigaray (Willow Creek): The Willow Creek area is comprised of the Irigaray and Christensen Ranch projects. Christensen Ranch is currently under care and maintenance by the Company and Irigaray is operating in a toll processing capacity. The project is located in the PRB in Campbell and Johnson Counties. The Irigaray CPP is the hub of the Project and is fully licensed, as is the Christensen Ranch satellite plant.

Moore Ranch: The Moore Ranch Project is fully permitted and was previously developed by Conoco in the early 1980’s. The project is located in the PRB in Campbell County.

Reno Creek: The Reno Creek Project is fully permitted and was primarily developed by Rocky Mountain Energy in the 1980’s. The project is located in the PRB in Campbell County. See Company release dated February 9, 2022.

Ludeman: The Ludeman Project is fully permitted, is located in the South Powder River Basin (“SPRB”) in Converse County, WY, and is comprised of the former Leuenberger, North Platte and Peterson projects developed in the late 1970’s by various other operators. Two ISR pilot plant operations were previously carried out at the Leuenberger and North Platte properties. Most of the project area was held by Power Resources (Cameco) until 2003, after which Energy Metals (precursor to U1A) acquired the properties.

Allemand – Ross: The Allemand-Ross Project is located in Converse County within the SPRB. The project was originally drilled and developed by Conoco beginning in the late 1960’s. The mineralized trends are northerly extensions of those at Cameco’s Smith Ranch/Highland Uranium Project.

Barge: The Barge Project is located in Converse County, WY, in the SPRB. It is near the site of the former Bear Creek Uranium Mine operated by Rocky Mountain Energy in the 1970’s and 80’s. The majority of the mineralization is within deeper trends not developed previously.

Jab/West Jab: The Jab Project is located in the GDB in Sweetwater County, WY. The project area was extensively explored during the 1970’s through the mid 1980’s with the principal exploratory work and drilling completed by Union Carbide Corporation and Western Nuclear Corporation. In 2006 and 2007, U1A conducted exploratory and verification drilling on portions of the project.

Resource Disclosure

Mineral resources were estimated separately for each of the Project areas. The results of the estimation of measured and indicated mineral resources for the Project are reported in Table 1 and inferred mineral resources are reported in Table 2.

Table 1. Wyoming Properties Measured and Indicated Resources Summary

Mineral Resource	GT Cutoff	Average Grade % eU3O8	Ore Tons (000s)	eU3O8 (Pounds)
Irigaray
Measured	N/A	N/A	0	0
Indicated	0.25	0.076	3,881	5,899,000
Total Measured and Indicated	0.25	0.076	3,881	5,899,000
Christensen Ranch
Measured	N/A	N/A	0	0
Indicated	0.25	0.073	6,555	9,596,000
Total Measured and Indicated	0.25	0.073	6,555	9,596,000
Moore Ranch
Measured	0.30	0.060	2,675	3,210,000
Indicated	N/A	N/A	0	0
Total Measured and Indicated	0.30	0.060	2,675	3,210,000
Reno Creek
Measured	0.20	0.043	14,990	12,920,000
Indicated	0.20	0.039	16,980	13,070,000
Total Measured and Indicated	0.20	0.041	31,970	25,990,000
Ludeman
Measured	0.25	0.094	2,674	5,016,900
Indicated	0.25	0.088	2,660	4,696,900
Total Measured and Indicated	0.25	0.091	5,334	9,713,800
Allemand-Ross
Measured	0.25	0.085	246	417,000
Indicated	0.25	0.066	32	42,400
Total Measured and Indicated	0.25	0.083	278	459,400
Barge
Measured	N/A	N/A	0	0
Indicated	0.25	0.051	4,301	4,361,000
Total Measured and Indicated	0.25	0.051	4,301	4,361,000
Jab/West Jab
Measured	0.25	0.072	1,621	2,335,000
Indicated	0.25	0.077	253	392,000
Total Measured and Indicated	0.25	0.073	1,874	2,727,000
Project Totals
Measured			22,206	23,898,900
Indicated			34,662	38,057,300
Total Measured and Indicated			56,868	61,956,200

Notes:

1 Sum of Measured and Indicated tons and pounds may not add to the reported total due to rounding.

2 Measured and Indicated Mineral Resources as defined in 17 CFR § 229.1300.

3 Resources are reported as of December 31, 2021.

4 All reported resources occur below the static water table.

5 The point of reference for mineral resources is in-situ at the Project.

6 Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Table 2. Wyoming Properties Inferred Resources Summary

Mineral Resource	GT Cutoff	Average Grade % eU3O8	Ore Tons (000s)	eU3O8 (Pounds)
Irigaray
Inferred	0.25	0.068	104	141,000
Christensen Ranch
Inferred	N/A	N/A	0	0
Moore Ranch
Inferred	0.30	0.047	46	43,700
Reno Creek
Inferred	0.20	0.039	1,920	1,490,000
Ludeman
Inferred	0.25	0.073	866	1,258,000
Allemand-Ross
Inferred	0.25	0.098	1,275	2,496,000
Barge
Inferred	N/A	N/A	0	0
Jab/West Jab
Inferred	0.25	0.060	1,402	1,677,000
Project Inferred Totals
Inferred			5,613	7,105,700

Notes:

1 Sum of Inferred tons and pounds may not add to the reported total due to rounding.

2 Inferred Mineral Resources as defined in 17 CFR § 229.1300.

3 Resources are reported as of December 31, 2021.

4 All reported Inferred resources except Jab/West Jab occur below the static water table. The Inferred resources at Jab/West Jab occur above the water table and may not be amenable to ISR.

5 The point of reference for mineral resources is in-situ at the Project.

6 Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Summary capital and operating cost estimates are not included with the TRS since the Company is reporting the results of an initial assessment.

The technical information in this news release has been reviewed by WWC Engineering, a consultant to the Company, and by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, being a qualified third-party firm and a Qualified Person under Item 1302 of Regulation S-K.

About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray Processing Plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place. Additionally, the Company has other diversified holdings of uranium assets, including: 1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; 2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp; and 3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC

WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this letter constitute “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this letter and in any document referred to in this letter. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this letter can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this letter, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This letter shall not constitute an offer to sell or the solicitation of an offer to buy securities.